Exhibit 5.2
Our ref      MQV/279908/15547380v2
Noble Corporation
Noble Holding International Limited
PO Box 309
Ugland House
KY1-1104
Grand Cayman
Cayman Islands
18 November 2008
Dear Sirs,
Noble Corporation
Noble Holding International Company
We have acted as Cayman Islands counsel to Noble Corporation (“Noble”) and Noble Holding International Limited (“NHIL”, and together with Noble, the “Cayman Issuers”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission by the Cayman Issuers and by Noble Drilling Corporation, a Delaware corporation (“Noble Drilling”), under the Securities Act of 1933, as amended (the “Act”), relating to securities to be issued and sold by the Cayman Issuers and by Noble Drilling from time to time pursuant to Rule 415 under the Act. Such securities include (a) senior unsecured debt securities of Noble (“Noble Senior Debt Securities”), (b) subordinated debt securities of Noble (“Noble Subordinated Debt Securities”), (c) senior unsecured debt securities of NHIL (“NHIL Senior Debt Securities”), (d) subordinated debt securities of NHIL (“NHIL Subordinated Debt Securities” and, together with the Noble Senior Debt Securities, the Noble Subordinated Debt Securities and the NHIL Senior Debt Securities, the “Debt Securities”); (e) ordinary shares of Noble (the “Ordinary Shares”); (f) preferred shares of Noble (the “Preferred Shares”), which may be represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”); and (g) contractual warrants to subscribe for securities in Noble (“Warrants”).
We understand that Baker Botts L.L.P., United States counsel to the Cayman Issuers, will deliver its opinion relating to the Debt Securities and the Depositary Shares that may be delivered under the Registration Statement.

1	DOCUMENTS REVIEWED
We have reviewed originals, copies, drafts or conformed copies of the following documents:
1.1	the Certificate of Incorporation relating to Noble and issued on 12 February 2002, and the Memorandum and Articles of Association of Noble as registered on 12 February 2002 and amended by special resolution passed on 28 April 2005;

1.2	the Certificate of Incorporation relating to NHIL and issued on 6 December 2004, and the Memorandum and Articles of Association of NHIL as registered on 6 December 2004;

1.3	the minutes of the meetings of the Board of Directors of Noble held on 8 March 2002, on 3 February 2006, and on 31 October 2008 and the corporate records of Noble maintained at its registered office in the Cayman Islands;

1.4	the resolutions of the Board of Directors of NHIL adopted by written consent on 17 November 2008 and the corporate records of NHIL maintained at its registered office in the Cayman Islands;

1.5	Certificates of Good Standing issued by the Registrar of Companies (the “Certificates of Good Standing”) of each of the Cayman Issuers, which certificates we have assumed have been duly and validly issued by the Registrar of Companies;

1.6	a certificate from a director of each of the Cayman Issuers, the forms of which are annexed hereto (the “Directors’ Certificates”);

1.7	the Registration Statement; and

1.8	in the case of the Debt Securities:
(a) the indenture dated May 26, 2006 by and between Noble, as issuer, and JPMorgan Chase Bank, National Association, as trustee (The Bank of New York Mellon Trust Company, N.A., as successor trustee), as supplemented by the first supplemental indenture dated May 26, 2006 by and between Noble, as issuer, Noble Drilling Corporation, as guarantor, and JPMorgan Chase Bank, National Association, as trustee (The Bank of New York Mellon Trust Company, N.A., as successor trustee) relating to the Noble Senior Debt Securities;
(b) the form of indenture by and between Noble, as issuer, and JPMorgan Chase Bank, National Association, as trustee (The Bank of New York Mellon Trust Company N.A., as successor trustee), relating to the Noble Subordinated Debt Securities;
(c) the form of indenture between NHIL, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the NHIL Senior Debt Securities; and
(d) the form of indenture between NHIL, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the NHIL Subordinated Debt Securities,
(each of the indentures referred to in clauses (a) through (d), an “Indenture” and collectively, the “Indentures”).

2	ASSUMPTIONS
The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands that are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Directors’ Certificates and the Certificates of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:
2.1	each Indenture will be or has been authorized and duly executed and delivered by or on behalf of all relevant parties (other than the Cayman Issuers as a matter of Cayman Islands law) in accordance with all relevant laws (other than the laws of the Cayman Islands);

2.2	each Indenture and the Debt Securities issuable under each Indenture will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under laws of the State of New York and all other relevant laws (other than the laws of Cayman Islands);

2.3	the choice of New York as the governing law of each Indenture and the Debt Securities issuable under each Indenture has, or will have, been made in good faith and would be regarded as a valid and binding selection that will be upheld by the courts of New York as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands);

2.4	each Indenture will be or has been duly executed and delivered by an authorized person of the parties thereto;

2.5	copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.6	all signatures, initials and seals are genuine;

2.7	Noble will receive money or money’s worth in consideration for the issue of the Ordinary Shares and the Preferred Shares, and none of the Ordinary Shares or the Preferred Shares will be issued for less than par value;

2.8	there will be sufficient Ordinary Shares and Preferred Shares authorised for issue under Noble’s memorandum of association; and

2.9	there is nothing under any law (other than the law of the Cayman Islands) that would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of New York.

3	OPINION
Based upon, and subject to, the foregoing assumptions and having regard to such legal considerations as we deem relevant, we are of the opinion that:
3.1	Each of the Cayman Issuers is an exempted company duly incorporated and validly existing and in good standing under the laws of the Cayman Islands.

3.2	Each of the Cayman Issuers has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under each Indenture to which it is or will be a party and the Debt Securities issuable under each such Indenture to which it is or will be a party.

3.3	With respect to each issue of the Debt Securities, when (i) the board of directors of the Cayman Issuer of such Debt Securities or, to the extent permitted by the laws of the Cayman Islands and that Cayman Issuer’s Memorandum and Articles of Association, a duly constituted and acting committee or a duly authorised delegee thereof (such board of directors, committee, or delegee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; and (ii) duly executed and delivered on behalf of the Cayman Issuer of such Debt Securities and authenticated in the manner set forth in the Indenture relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with the terms of the Registration Statement, such Debt Securities will have been duly authorised and will be duly executed and delivered.

3.4	With respect to Ordinary Shares, when (i) Noble’s Board has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Ordinary Shares has been recorded in the share register of Noble; and (iii) the subscription price of such Ordinary Shares (being not less than the par value of the Ordinary Shares) has been fully paid in cash or other consideration approved by Noble’s Board, the Ordinary Shares will be duly authorized, validly issued, fully paid and non-assessable.

3.5	With respect to Preferred Shares, including shares represented by Depositary Shares, when (i) Noble’s Board has taken all necessary corporate action to approve and establish the terms of the Preferred Shares and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Preferred Shares has been recorded in the share register of Noble; and (iii) the subscription price of such Preferred Shares (being not less than the par value of the Preferred Shares) has been fully paid in cash or other consideration approved by Noble’s Board, the Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.

3.6	With respect to Warrants, when (i) Noble’s Board has taken all necessary corporate action to approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a warrant agreement relating to the Warrants shall have been duly authorized and validly executed and delivered by Noble and the financial institution designated as warrant agent thereunder; and (iii) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the warrant agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by Noble’s Board upon payment of the consideration therefor provided therein, the Warrants will be duly authorized, legal and binding obligations of Noble.
This opinion is given as of the date shown. We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
We note that under the Companies Law (2007 Revision) of the Cayman Islands (the “Companies Law”), the register of members of a company is by statute regarded as prima facie evidence of any matters which the Companies Law directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members of a company may yield to a court order for rectification (for example, in the event of fraud or manifest error).
We are aware that Baker Botts L.L.P. will rely as to matters of Cayman Islands law on this opinion in rendering its opinions to you to be filed with the Registration Statement, and we authorize them to so rely.
Yours faithfully
Maples and Calder

Noble Corporation
P.O. Box 309, Ugland House, KY1-1104,
Grand Cayman, Cayman Islands
18 November, 2008
To: Maples and Calder
P.O. Box 309
Ugland House
KY1-1104
Grand Cayman
Cayman Islands
Dear Sirs,
Noble Corporation (“Noble”)
I, Thomas L. Mitchell, being an officer of Noble, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:
1	The Memorandum and Articles of Association of Noble as registered on 12 February, 2002 remain in full force and effect and are unamended save for the amendments made by special resolution passed on 28 April 2005.

2	Noble has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.

3	The minutes of the meeting of the board of directors of Noble held on 8 March 2002, on 3 February 2006, and on 31 October 2008 (a final draft of the minutes of the 31 October 2008 meeting is attached) (the “Meetings”) are a true and correct record of the proceedings of the Meetings, which were duly convened and held, and at which a quorum was present throughout.

4	The members of Noble have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on Noble prohibiting the registration of the additional ordinary shares of Noble or from entering into and performing its obligations under the Indentures.

5	The resolutions set forth in the minutes of the Meetings were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

6	The directors of Noble at the date of the Meeting held on 8 March 2002 were as follows:

James C. Day; Robert D. Campbell; and Julie J. Robertson (appointed during the Meeting on 8 March 2002),

the directors of the Company at the date of the Meeting held on 3 February 2006 were as follows:

James C. Day; Michael A. Cawley; Lawrence J. Chazen; Luke R. Corbett; Julie E. Edward; Marc E. Leland; Mary P. Ricciardello; Jack E. Little; and William A. Sears,

and the directors of the Company at the date of the Meeting held on 31 October 2008 were as follows:

Michael A. Cawley; Lawrence J. Chazen; Luke R. Corbett; Julie E. Edward; Marc E. Leland; Mary P. Ricciardello; Jack E. Little; and David W. Williams.

7	The Minute Book and corporate records of Noble as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the members and directors (or any committee thereof) (duly convened in accordance with the Articles of Association) and all resolutions passed at the meetings or passed by written consent, as the case may be.
I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

          IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first written above.

/s/ Thomas L. Mitchell
Thomas L. Mitchell
Senior Vice-President, Chief Financial Officer, Treasurer and Controller

Noble Holding International Limited
P.O. Box 309, Ugland House, KY1-1104
Grand Cayman, Cayman Islands
18 November 2008
To: Maples and Calder
P.O. Box 309
Ugland House
KY1-1104
Grand Cayman
Cayman Islands
Dear Sirs,
Noble Holding International Limited (“NHIL”)
I, Alan R. Hay, being a director of NHIL, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:
1	The Memorandum and Articles of Association of NHIL as registered on 6 December 2004 remain in full force and effect and are unamended.

2	NHIL has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.

3	The resolutions of the Board of Directors of NHIL adopted by written consent on [ ] November (the “Resolutions”) were signed by all the directors in the manner prescribed in the Articles of Association of the Company.

4	The members of NHIL have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on NHIL prohibiting it from entering into and performing its obligations under the Indentures.

5	The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

6	The directors of NHIL at the date of the Resolutions and at the date hereof were and are as follows:

Alan R. Hay; and Andrew J. Strong.

7	The Minute Book and corporate records of NHIL as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the members and directors (or any committee thereof) (duly convened in accordance with the Articles of Association) and all resolutions passed at the meetings, or passed by written consent as the case may be.
I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

          IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first written above.

/s/ Alan R. Hay
Alan R. Hay
Director